                                               Registration No. 33-_____________

As filed with the Securities and Exchange Commission on June __, 1996



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                      AASCHE TRANSPORTATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                               36-3964954
    (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)          Identification Number)

    10214 NORTH MT. VERNON ROAD                   (815) 864-2421
    SHANNON, ILLINOIS 61078                    (Telephone number, including
    (Address, including zip code, of           area code, of registrant's
    registrant's principal executive offices)  principal executive offices)


             AASCHE TRANSPORTATION SERVICES, INC. STOCK OPTION PLAN
                            (Full title of the plan)

    Mr. Larry L. Asche                      Copy to:
    Chairman and Chief Operating Officer    Joel R. Schaider
    Aasche Transportation Services, Inc.    Sachnoff & Weaver, Ltd.
    10214 North Mt. Vernon Road             30 South Wacker Drive, Suite 2900
    Shannon, Illinois  61078                Chicago, Illinois 60606
    (815) 864-2421                          (312) 207-1000

     (Name, address, including zip code and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


Title of securities                         Proposed maximum      Proposed maximum
to be registered      Amount to be          offering price per    aggregate offering    Amount of
(1)                   registered(1)         share                 price                 registration fee(4)
- -------------------------------------------------------------------------------------------------------------
Common Stock,
$0.0001 par value          864,600(2)               (3)                   (3)                      $1,732.93
- -------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The amount being registered represents the estimated aggregate amount that could be contributed by the employees. The amount is estimated solely for the purposes of calculating the registration fee. This Registration Statement includes any additional shares of the Registrant's Common Stock that may be issued resulting from stock splits, stock dividends, or similar transactions.
(3)  The offering price is not known.
(4) Pursuant to Rule 457(c), the registration fee was computed on the basis of the price of Aasche Transportation Services, Inc. Common Stock, determined on the basis of the average of the reported high and low prices of such stock on the Nasdaq National Market on June 17, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.


                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have heretofore been filed by Aasche Transportation Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

     2. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996;

     3. The Company's Current Report contained on Form 8-K dated April 1, 1996; and

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 26, 1994 (No. 0-24576), including any amendments or reports filed for the purpose of updating such descriptions.

All documents filed by the Company or the Aasche Transportation Services, Inc. Stock Option Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.



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ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Six of the registrant's Certificate of Incorporation ("Article Six") is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article Six eliminates the personal liability of the Company's directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article Six does not eliminate director liability: (i) for breaches of the duty of loyalty to the registrant and its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for transactions from which a director derives improper personal benefit; and
(iv) under Section 174 of the Delaware General Corporation Law ("Section 174").
Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While Article Six protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in Article Six have no effect on claims arising under the federal securities laws.

     The registrant's Certificate of Incorporation contains provisions that require the registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law. Under Section 145 of the Delaware General Corporation law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The registrant's By-Laws contains provisions whereby the registrant shall indemnify and hold harmless the directors to the fullest extent permitted by applicable law against any and all reasonable attorneys' fees and all other reasonable expense, cost, liability and loss (including a


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
mandatory obligation by the registrant to advance reimbursement of legal fees and expenses) paid or reasonably incurred by such director or on his or her behalf in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation not initiated by the director that he or she believes in good faith might lead to a proceeding, inquiry or investigation (a "Proceeding"), relating to the fact that the director is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action or inaction by the director in such capacity. However, the registrant's obligation to indemnify the director is subject to a determination by the registrant's Board of Directors that the director is entitled to indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)   To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in



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
           periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shannon, State of Illinois, on June 20, 1996.

                                       Aasche Transportation Services, Inc.


                                       By: /s/ Larry L. Asche
                                          ------------------------------------
                                       Larry L. Asche, Chief Operating Officer



                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Aasche Transportation Services, Inc., hereby constitutes and appoints Larry L. Asche our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


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


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on June 20, 1996.


       Signature                               Title
       ---------                               -----
/s/ Larry L. Asche        Chairman and Chief Operating Officer and
- ------------------        Director (Principal Executive Officer)
Larry L. Asche

/s/ Kevin M. Clark
- ------------------        Chief Executive Officer, President and Director
Kevin M. Clark
                          Chief Financial Officer (Principal Financial
/s/ Leon M. Monachos      Officer and Principal Accounting Officer) and
- --------------------      Director
Leon M. Monachos

/s/ Diane L. Asche
- ------------------        Director
Diane L. Asche

/s/ Steven R. Green
- -------------------       Director
Steven R. Green

/s/ Richard S. Baugh
- --------------------      Director
Richard S. Baugh



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



     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Aasche Transportation Services, Inc. Stock Option Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, this 20th day of June, 1996.

                               /s/Steven R. Green
                               ------------------
                                Steven R. Green

                        BEING ONE OF THE MEMBERS OF THE
          AASCHE TRANSPORTATION SERVICES, INC. COMPENSATION COMMITTEE

                                 EXHIBIT INDEX



Exhibit                                                          Sequential
Number   Description of Exhibit                                  Page Number
- -------  ----------------------                                  -----------
  4.1    Certificate of Incorporation of Aasche Transportation        *
         Services, Inc., as amended

  4.2    By-Laws of Aasche Transportation Services, Inc.              *

  5.1 Opinion of Sachnoff & Weaver, Ltd. with regard to the legality of the securities being registered.

 23.1 Consent of Ernst & Young LLP with respect to the financial statements of the Company.

 23.2    Consent of Sachnoff & Weaver, Ltd. (included in
         Exhibit 5.1)

 24.1 Power of Attorney (contained on the signature page hereto)

 99.1    Aasche Transportation Services, Inc. Stock Option Plan

- ------------------------------
* Filed as an exhibit to Aasche Transportation Services, Inc. Registration Statement on Form SB-2, Registration Statement No. 33-81942C, declared effective by the Securities and Exchange Commission on September 23, 1994, and incorporated herein by reference.


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